UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 12, 2016

GREAT BASIN SCIENTIFIC, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36662	83-0361454
(State or other jurisdiction of incorporation)	Commission File Number)	(IRS Employer Identification No.)

420 E. South Temple, Suite 520, Salt Lake City, UT

(Address of principal executive offices)

84111

(Zip code)

(801) 990-1055

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02 Unregistered Sales of Equity Securities

On September 12 through September 16 certain holders of the 2015 Notes were issued shares of the Company’s common stock pursuant to Section 3(a)(9) of the United States Securities Act of 1933, (as amended) in connection with the pre-installment amount converted for the amortization date of September 30, 2016.  In connection with the pre-installments, the Company issued 392,756 shares of common stock and applied 21,346 of previously issued shares (as adjusted for the reverse split) upon the conversion of $6,308,946 principal amount of 2015 Notes at a conversion price between $16.00 and $13.06 (as adjusted for the reverse split).

As of September 16, 2016 a total principal amount of $17,276,311 of the 2015 Notes has been converted into shares of common stock and $4,823,689 principal remains to be converted, subject to deferrals. A total of $11.3 million of the proceeds from the 2015 Notes has been released to the Company including $4.6 million at closing and $6.7 million from the restricted cash accounts. $7.1 million remains in the restricted accounts to be released to the Company upon future installments.

The Company previously filed an 8-K on September 9, 2016 and reported 803,446 shares outstanding (adjusted for the reverse stock split) therefore as of September 16, 2016 there are 1,196,202 shares of common stock issued and outstanding (adjusted for the reverse stock split).

Item 3.03 Material Modifications to Rights of Security Holders

On September 16, 2016, the Company adjusted the conversion price of the 2015 Notes pursuant to the terms of the 2015 Notes. The conversion price was adjusted from $16.00 to $13.06 per share of common stock (adjusted for the reverse stock split).

In connection with the conversions described in Item 3.02 hereof (the “Conversions”), the exercise prices or conversion prices of certain of our issued and outstanding securities were automatically adjusted to take into account the conversion prices of the 2015 Notes.  The exercise prices of the following securities were adjusted as follows.

Class A and Class B Warrants

As of September 16, 2016, the Company had outstanding Class A Warrants to purchase 755 shares and Class B Warrants to purchase 640 shares of common stock of the Company. The Class A and Class B Warrants include a provision which provides that the exercise price of the Class A and Class B Warrants will be adjusted in connection with certain equity issuances by the Company.  The consummation of the Conversions triggers an adjustment to the exercise price of the Class A and Class B Warrants.  Therefore, on September 16, 2016, the exercise price for the Class A and Class B Warrants was adjusted from $16.00 to $13.06 per share of common stock (adjusted for the reverse stock split).

Common Stock Warrants

As of September 16, 2016, the Company had outstanding certain common stock warrants to purchase 18 shares of common stock of the Company.  As a result of the Conversions, on September 16, 2016, the exercise price for certain Common Warrants was adjusted from $16.00 to $13.06 per share of common stock (adjusted for the reverse stock split).

Series G Warrants

As of September 16, 2016, the Company had outstanding Series G Warrants to purchase 3,075,000 shares of common stock of the Company. The Series G Warrants include a provision which provides that the exercise price of the Series G Warrants will be adjusted in connection with certain equity issuances by the Company.  The consummation of the Conversions triggers an adjustment to the exercise price of the Series G Warrants.  Therefore, on September 16, 2016, the exercise price for the Series G Warrants was adjusted from $16.00 to $13.06 per share of common stock (adjusted for the reverse stock split).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GREAT BASIN SCIENTIFIC, INC.

Date: September 16, 2016	By:	/s/ Ryan Ashton
Ryan Ashton
President and Chief Executive Officer